UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2010

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, Adaptec Inc. (the “Company”) informed Mary L. Dotz, the Company’s Chief Financial Officer, that her position will be terminated, effective September 30, 2010. In connection with her termination, the Company has proposed to Ms. Dotz, by letter dated June 15, 2010, to provide her with the following severance arrangements in consideration of Ms. Dotz signing a general release in favor of the Company and is contingent upon Ms. Dotz working through her termination date (the “Dotz Separation Agreement”): (1) a lump-sum severance payment equal to nine months of her base pay, less applicable taxes and withholdings; (2) a targeted bonus payment equal to $169,000, less applicable taxes and withholdings; (3) reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefit payments for nine months following her termination date and (4) outplacement services valued at up to $5,000. The terms of these severance arrangements are consistent with Ms. Dotz’s Employment Agreement with the Company, dated March 30, 2008. Ms. Dotz’s Employment Agreement was originally filed with the Securities Exchange Commission (“SEC”) as an exhibit to the Company’s Current Report on Form 8-K on April 1, 2008. Ms. Dotz has until July 30, 2010 to accept the proposed terms.

In addition, on June 9, 2010, the Compensation Committee of the Board of Directors of the Company agreed to provide a service-based retention award of $75,000 to Ms. Dotz to ensure a smooth transition, contingent on Ms. Dotz continuing as an employee of the Company through September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: June 15, 2010